Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 30, 2025, relating to the consolidated financial statements of AIxCrypto Holdings, Inc. (formerly known as Qualigen Therapeutics, Inc.) for the year ended December 31, 2024 appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ WithumSmith+Brown, PC

San Francisco, California

April 17, 2026